As filed with the Securities and Exchange Commission on February 12, 2025

Registration No. 333-189057

Registration No. 333-211521

Registration No. 333-231088

Registration No. 333-264510

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-189057

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-211521

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-231088

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-264510

UNDER

THE SECURITIES ACT OF 1933

RETAIL OPPORTUNITY INVESTMENTS CORP.

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP

(Exact Name of Registrants as specified in their Charters)

Maryland (Retail Opportunity Investments Corp.) Delaware (Retail Opportunity Investments Partnership, LP)	26-0500600 94-2969738
(State of Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11250 El Camino Real, Suite 200

San Diego, California 92130

(858) 677-0900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jacob Werner

Senior Managing Director and Chief Executive Officer

345 Park Avenue

New York, New York 10154

(Name and address, including zip code, of agent for service)

(212) 583-5000

(Telephone number, including area code, of agent for service)

Copies to:

Brian M. Stadler

Matthew B. Rogers

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were registered but not sold pursuant to this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant (Retail Opportunity Investments Corp.) is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

Indicate by check mark whether the registrant (Retail Opportunity Investments Partnership, LP) is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) filed by Retail Opportunity Investments Corp., a Maryland corporation (the “Company”) and Retail Opportunity Investments Partnership, LP, a Delaware limited partnership (the “Partnership” and together, with the Company, the “Registrants”), relate to the following registration statements on Form S-3 (each a “Registration Statement” and collectively, the “Registration Statements”):

•	Registration Statement No. 333-189057, filed with the Securities and Exchange Commission (the “SEC”) on June 3, 2013

•	Registration Statement No. 333-211521, filed with the SEC on May 23, 2016

•	Registration Statement No. 333-231088, filed with the SEC on April 29, 2019

•	Registration Statement No. 333-264510, filed with the SEC on April 27, 2022

On February 12, 2025, pursuant to the terms of an Agreement and Plan of Merger, dated as of November 6, 2024, among the Company, the Partnership, Montana Purchaser LLC, a Delaware limited liability company (“Buyer 1”), Mountain Purchaser LLC, a Delaware limited liability company (“Buyer 2”), Big Sky Purchaser LLC, a Delaware limited liability company (“Buyer 3” and, together with Buyer 1 and Buyer 2, collectively, “Parent”), Montana Merger Sub Inc., a Maryland corporation and a wholly-owned subsidiary of Parent (“Merger Sub I”) and Montana Merger Sub II LLC, a Delaware limited liability company and a wholly-owned subsidiary of Merger Sub I, Merger Sub II merged with and into the Partnership, with the Partnership surviving such merger as the surviving partnership and a subsidiary of the Company (the “Partnership Merger”), and immediately following the consummation of the Partnership Merger, Merger Sub I merged with and into the Company, with the Company surviving such merger as the surviving company (together with the Partnership Merger, the “Mergers”).

As a result of the Mergers, any and all offerings of securities registered pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrants in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offering, the Registrants hereby remove from registration all such securities registered under the Registration Statements but unsold as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and each of the Registrants hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on February 12, 2025. No other person is required to sign these Post-Effective Amendments on behalf of the registrants in reliance upon Rule 478 under the Securities Act of 1933, as amended.

Retail Opportunity Investments Corp.

By:	/s/ Jacob Werner
Name: Jacob Werner
Title: Senior Managing Director and Chief Executive Officer

Retail Opportunity Investments Partnership, LP

By: Retail Opportunity Investments GP, LLC, its General Partner

By:	/s/ Jacob Werner
Name: Jacob Werner
Title: Senior Managing Director and Vice President